SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : November 26, 2007
Commission File No. 000-49628

TELEPLUS WORLD, CORP.

(Exact name of registrant as specified in its charter)

Nevada	90-0045023
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

6101 Blue Lagoon Drive, Suite 450, Miami, Florida 33126

(Address of principal executive offices)

786-594-3939

(Issuer telephone number)

Teleplus Enterprises, Inc
7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6

(Former Name and Address)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

With an effective date of November 26, 2007, Nicholas Shamy resigned from the Company as Director to pursue other opportunities. There are no material disagreements between Mr. Shamy and the Company and Mr. Shamy’s resignation was voluntary. The Company will look at replacing Mr. Shamy’s position on the board at a later date.

EXHIBITS:

EXHIBIT 17 RESIGNATION LETTER OF NICHOLAS SHAMY

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TelePlus World, Corp.

December 7, 2007	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer

December 7, 2007	/s/ Cris Neely
Cris Neely
Chief Financial Officer